Exhibit 5.1

November 5, 2009

China Nutrifruit Group Limited
5th Floor, Chuangye Building, Chuangye Plaza
Industrial Zone 3, Daqing Hi-Tech Industrial Development Zone
Daqing, Heilongjiang China 163316

Re:

Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special Nevada counsel for China Nutrifruit Group Limited, a Nevada Corporation (the "Company"), and have examined Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of up to 5,284,799 shares of Common Stock, par value $0.001 per share (the "Common Stock") of the Company consisting of (i) 4,034,180 shares of Common Stock issuable upon conversion of preferred stock held by the Selling Stockholders (as described in the Registration Statement), and (ii) 1,250,619 shares of Common Stock which are issuable upon exercise of warrants (the "Warrants") held by the Selling Stockholders.

We have reviewed and are familiar with (a) the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws certified to us by the Company, (b) a certificate of an officer of the Company representing certain matters in connection with the issuance of the Common Stock and the Warrants, which representations we have assumed the validity of and relied on, and (c) such other matters as we have deemed necessary for this opinion.

Based upon the foregoing, we are of the opinion that to the extent that the shares of Common Stock are issuable upon conversion of the preferred stock, when issued in accordance with the conversion provisions of the Certificate of Designation filed with the Nevada Secretary of State on September 30, 2009, they will be legally and validly issued, fully paid and nonassessable, and to the extent the Common Stock is issuable upon exercise of the Warrants, when issued in accordance with the exercise provisions of such Warrants, will be duly authorized and legally issued by the Company and fully paid and nonassessable. This opinion is limited to matters governed by the laws of the State of Nevada.

China Nutrifruit Group Limited
November 5, 2009

We herby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Holland & Hart LLP
Holland & Hart LLP